DIONEX CORPORATION
                                501 Mercury Drive
                           Sunnyvale, California 94085

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 2001

TO THE STOCKHOLDERS OF DIONEX CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dionex Corporation, a Delaware corporation (the "Company"), will be held at Dionex
Corporation, 501 Mercury Drive, Sunnyvale, California, on Friday, October 26, 2001 at 9:00 a.m. for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Dionex Corporation Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 1,000,000 shares.

     3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for its fiscal year ending June 30, 2002.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 10, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        CHRISTOPHER A. WESTOVER
                                        Secretary

Sunnyvale, California
September 17, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. STOCKHOLDERS WITH SHARES REGISTERED DIRECTLY WITH THE COMPANY'S TRANSFER AGENT, EQUISERVE, L.P. ("EQUISERVE"), MAY CHOOSE TO VOTE
THOSE SHARES VIA THE INTERNET AT EQUISERVE'S VOTING WEB SITE (WWW.EPROXYVOTE.COM/DNEX), OR THEY MAY VOTE TELEPHONICALLY, WITHIN THE U.S. ONLY, BY CALLING EQUISERVE AT 1 (877) 779-8683 (TOLL-FREE), OR FOR STOCKHOLDERS RESIDING OUTSIDE THE U.S. BY CALLING COLLECT ON A TOUCH-TONE PHONE AT (201) 536-8073. STOCKHOLDERS HOLDING SHARES WITH A BROKER OR BANK MAY ALSO BE ELIGIBLE TO VOTE VIA THE INTERNET OR TO VOTE TELEPHONICALLY IF THEIR BROKER OR BANK PARTICIPATES IN THE PROXY VOTING PROGRAM PROVIDED BY ADP INVESTOR COMMUNICATION SERVICES. SEE "VOTING VIA THE INTERNET OR BY TELEPHONE" IN THE PROXY STATEMENT FOR FURTHER DETAILS.

                               DIONEX CORPORATION
                                501 Mercury Drive
                           Sunnyvale, California 94085

                              2001 Proxy Statement
                 Information Concerning Solicitation and Voting

General

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on Friday, October26, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     The Company intends to mail this proxy statement and accompanying proxy card on or about September 14, 2001, to all stockholders entitled to vote at the Annual Meeting.

Voting Via the Internet or by Telephone

--------------------------------------------------------------------------------
If you hold your shares directly        If you hold your shares in an
registered in your name with            account with a broker or bank that
EquiServe:                              participates in the ADP Investor
                                        Communication Services program:
--------------------------------------------------------------------------------
To vote by phone (within the U.S.       To vote by phone: your voting form
only, call toll-free) 1 (877)           from your broker or bank will show
779-8683, or (outside of the U.S.,      the telephone number to call.
call collect on a touch-tone
phone), (201) 536-8073                  To vote via the Internet:

To vote via the Internet:               www.proxyvote.com

WWW.EPROXYVOTE.COM/DNEX
--------------------------------------------------------------------------------

     For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with EquiServe may vote those shares telephonically by calling EquiServe at 1 (877) 779-8683 (within the U.S. only, toll-free), or via the Internet at EquiServe's voting Web site (www.eproxyvote.com/dnex).

     For Shares Registered in the Name of a Broker or Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

     General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Standard Time, on October 25, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on September 10, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 10, 2001, the Company had outstanding and entitled to vote 22,139,489 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 501 Mercury Drive, Sunnyvale, California 94085, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange
Commission (the "SEC") is May 20, 2002. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is July 30, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     There are five nominees for the five Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been elected by the stockholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the holders of Common Stock present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

     The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships, and their ages as of August 31, 2001.

                                 Principal Occupation/Positions
Name                    Age      Held with the Company
----                    ---      ---------------------
David L. Anderson .....  57      Managing  Director of the general partner of
                                 Sutter Hill Ventures
James F. Battey .......  80      Independent Investor
A. Blaine Bowman ......  55      President and Chief Executive Officer
B.J. Moore ............  65      Management Consultant
Riccardo Pigliucci ....  54      Chairman and Chief Executive Officer, Discovery
                                 Partners International

     Mr. Anderson has been the managing director of the general partner of Sutter Hill Ventures, a venture capital investment partnership, since 1974. Mr. Anderson has served as a director of the Company since it began operations in 1980 and previously served as a director of the predecessor of the Company. Mr. Anderson is also a director of BroadVision, Inc. and Molecular Devices Corporation and various private companies.

     Dr. Battey was President and Chief Executive Officer of Psi Star, Inc., which manufactures equipment used in the production of computer circuit boards, from 1981 until May 1987, and Chairman of the Board of Psi Star from May 1987 until his retirement in May 1990. Dr. Battey has served as a director of the Company since it began operations in 1980 and previously served as a director of the predecessor of the Company.

     Mr. Bowman has served as the Company's President and Chief Executive Officer and as a director since the Company began operations in 1980. Mr. Bowman is also a director of Molecular Devices Corporation.

     Mr. Moore is an independent management consultant. From December 1985 until July 1991, he was President of Outlook Technology, Inc., a company that manufactured and sold high performance instrumentation and was merged with Biomation Corporation in August 1991. He has served as a director of the Company since it began operations in 1980 and previously served as a director of the predecessor of the Company. Mr. Moore is also a director of American Xtal Technology, Inc.

     Mr. Pigliucci is Chairman and Chief Executive Officer of Discovery Partners International, a supplier of equipment and services to the drug discovery market. From 1996 to 1997, Mr. Pigliucci was Chief Executive Officer of Life Sciences International, a supplier of scientific equipment and consumables to research, clinical and industrial markets. Prior to that, he held numerous management positions during his 23-year career at Perkin-Elmer Corporation, a life science and analytical instrument company, including President and Chief Operating Officer from 1993 to 1995. He was elected as a director of the Company in March 1998. Mr. Pigliucci is also a director of Biosphere Medical Corporation and Epoch Pharmaceutical, Inc.

Meetings; Committees

     During the fiscal year ended June 30, 2001, the Board held four meetings. The Board has two committees, an Audit Committee and a Compensation Committee.

     The Audit Committee recommends engagement of the Company's independent auditors, evaluates the independent auditors' performance, oversees the independence of the independent auditors, approves services performed by such independent auditors, and reviews and evaluates the Company's accounting system and its system of internal accounting controls. During fiscal 2001, the Audit Committee consisted of Messrs. Moore and Pigliucci and Dr. Battey and held two meetings. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee charger that is attached hereto as Appendix A.

     The Compensation Committee reviews and administers the compensation of the Company's officers and certain members of senior management of the Company. The members of the Compensation Committee are Messrs. Anderson, Moore and Pigliucci and Dr. Battey. During the fiscal year ended June 30, 2001, the Compensation Committee held four meetings.

     During the fiscal year ended June 30, 2001, each Board member attended at least 75% of the meetings of the Board and the committees upon which such member served.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The audit committee (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed results of the independent auditors' examination of the financial statements. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company and received a letter and other written disclosures from the independent auditors, as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also considered whether provision of non-audit services are compatible with maintaining the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during fiscal year 2001.

     In reliance on the reviews  and  discussions  referred to above,  the Audit
Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                JAMES F. BATTEY
                                B.J. MOORE
                                RICCARDO PIGLIUCCI

----------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   PROPOSAL 2

            APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER DIONEX CORPORATION STOCK OPTION PLAN

     In July 2001, the Board approved an amendment to the Dionex Corporation Stock Option Plan (the "Plan") subject to stockholder approval, increasing the number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares. At June 30, 2001, options to purchase a total of 2,764,047 shares had been granted and were outstanding under the Plan and the Company's now-expired 1984 Supplemental Stock Option Plan, and 1,306,908 shares (plus any shares that might be returned to the Plan as a result of cancellations or expiration of options) remained available for future grant under the Plan. During the fiscal year ended June 30, 2001, the Company granted to employees as a group options to purchase 5,150 shares at a weighted average exercise price of $28.59 per share. There were 165,000 options granted to executive officers at a weighted average exercise price of $31.74 per share in the fiscal year ended June 30, 2001.

     Stockholders are requested in Proposal 2 to approve the amendments to the Plan. If the stockholders fail to approve Proposal 2, the number of shares available for future grant under the Plan will remain at 1,306,908. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The essential features of the Plan, as amended, are outlined below:

     The Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the federal income tax treatment of incentive and nonstatutory stock options.

Purpose

     The Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of June 30, 2001, stock options had been granted to approximately 20% of the Company's active employees.

Administration

     The Plan is administered by the Board. The Board has the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Plan to the Compensation Committee of the Board. As used herein with respect to the Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

     Pursuant to the Plan, directors who serve as members of the Compensation Committee must be "outside directors." This limitation excludes from the Compensation Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of
Section 162(m) of the Code.

Eligibility

     Incentive stock options may be granted under the Plan only to selected key employees (including officers) of the Company and its affiliates. Selected key employees (including officers) and consultants, are eligible to receive nonstatutory stock options under the Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are not eligible to participate in the Plan.

     No incentive option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

     The Plan limits grants to 400,000 shares of Common Stock for each employee for each twelve-month period. The purpose of this limitation is generally to comply with requirements for options granted with an exercise price at least equal to fair market value of the Common Stock on the date of grant to qualify as "performance based compensation" under Code Section 162(m), such that the Company may continue to be able to deduct for tax purposes the compensation attributable to the exercise of such options granted under the Plan.

Stock Subject to the Plan

     If options granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Plan.

Term of Options

     The following is a description of the permissible terms of options granted under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below:

     Exercise Price; Payment. The exercise price of incentive stock options under the Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options are granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Code Section 162(m). See "Federal Income Tax Information." At August 2, 2001, the closing price of the Company's Common Stock as reported on The Nasdaq National Market was $29.85 per share.

     The exercise  price of options  granted under the Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

     Option; Exercise. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Plan typically vest in 25% increments each year beginning one year from the date of the grant. Shares covered by options granted in the future under the Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the service of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Plan is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Options under the Plan generally terminate 30 days after termination of the optionee's employment or relationship as a consultant to the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within 30 days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and, distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

     If there is any change in the stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Plan, the maximum number of shares which may be granted to an optionee during any twelve-month period, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

     The Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Plan or substitute similar options for those outstanding under the Plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Terminations

     The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Excluding any such action by the Board, the Plan will terminate on July 27, 2009.

     The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment requires stockholder approval in order to satisfy the requirements of Section 422 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation to certain employees.

Restrictions on Transfer

     Under the Plan, an incentive stock option may not be transferred by the optionee other than by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or under certain other limited circumstances. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer as the Board deems appropriate.

Federal Income Tax Information

     Incentive Stock Options. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause an optionee to become subject to the alternative minimum tax or result in an increase in the optionee's alternative minimum tax liability.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The current maximum long-term capital gains rate for federal income tax purposes is generally 20% for assets held more than 12 months. The maximum ordinary income rate and short-term capital gains rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Plan generally have the following federal income tax consequences.

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per employee limitation on the number of shares for which options may be granted during a specified period, the per employee limitation is approved by the stockholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3
                        APPROVAL OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP ("Deloitte & Touche") has served as the Company's independent auditors with respect to the Company's books and accounts since the Company began operations in 1980.

     The stockholders are being asked to ratify the Board's selection of Deloitte & Touche as independent auditors for the fiscal year ending June 30, 2002. Although it is not required to do so, the Board is submitting the approval of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to provide such ratification, the Board would reconsider its selection of Deloitte & Touche as independent auditors for the fiscal year ending June 30, 2002. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders. They do not expect to make any statement, but will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.

     Audit Fees. During the fiscal year ended June 30, 2001, the aggregate fees billed by Deloitte & Touche for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $159,600.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended June 30, 2001, the aggregate fees billed by Deloitte & Touche for information technology consulting fees was $-0-.

     All Other Fees. During fiscal year ended June 30, 2001, the aggregate fees billed by Deloitte & Touche for professional services other than audit and information technology consulting fees was $296,844.

     The Audit Committee has determined the rendering of the information technology consulting services and all other non-audit services by Deloitte & Touche is compatible with maintaining the auditors' independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                               SECURITY OWNERSHIP
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 1, 2001 by (i) each director, (ii) each Named Executive Officer (as defined under "Executive Compensation" below),
(iii) all executive officers and directors as a group and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common
Stock:

                                                                             Beneficial Ownership (1)
                                                                             ------------------------
Name of Beneficial Owner                                              Number of Shares    Percent of Shares
------------------------                                              ----------------    -----------------
Janus Capital Corporation (2) .......................................    2,661,520              12.0%
   100 Fillmore Street
   Denver, CO 80206
Pioneer Investment Management Corporation (3) .......................    1,926,000               8.7%
   60 State Street
   Boston, MA 02109
Neuberger Berman, Inc. (4) ..........................................    1,312,651               5.9%
  605 Third Avenue
  New York, NY  10158-3698
Brown Capital Management, Inc. (5) ..................................    1,262,600               5.7%
  1201 N. Calvert Street
  Baltimore, MD  21202
A. Blaine Bowman (6) ................................................    1,316,888               5.8%
James F. Battey .....................................................      432,979               1.9%
Barton Evans, Jr. (6) ...............................................      362,509               1.6%
David L. Anderson (6) ...............................................      292,032               1.3%
Brent J. Middleton (6) ..............................................       75,627                 *
Nebojsa Avdalovic (6) ...............................................       61,628                 *
Der-Min Fan (6) .....................................................       37,834                 *
B. J. Moore (6) .....................................................       31,040                 *
Riccardo Pigliucci (6) ..............................................       16,000                 *
All executive officers and directors as a group (13 persons) (7) ....    2,796,236              12.0%

-------------

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,217,014 shares outstanding on August 1, 2001, adjusted as required by rules promulgated by the SEC.

(2) Janus Capital Corporation is a registered investment advisor. As of August 1, 2001, Janus Capital Corporation had shared dispositive and voting power with respect to all of the shares set forth above.

(3) Pioneer Investment Management Corporation is a registered investment advisor. As of August 1, 2001, Pioneer Investment Management Corporation had sole dispositive and voting power with respect to all of the shares set forth above.

(4) Neuberger Berman, Inc. is a registered investment advisor. As of August 1, 2001, Neuberger Berman, Inc. had sole voting power on 524,951 shares and shared voting power on 779,700 shares. Neuberger Berman, Inc. has shared dispositive power on all shares set forth above.

(5) Brown Capital management, Inc. is a registered investment advisor as of August 1, 2001, Brown Capital Management, Inc. has sole dispositve and voting power with respect to all of the shares set forth above.

(6) Includes shares subject to outstanding stock options that were exercisable on August 1, 2001 or that could become exercisable within 60 days thereafter, as follows: Mr. Bowman, 643,500 shares; Dr. Battey, 1,000 shares; Mr. Evans, 235,567 shares; Mr. Anderson, 10,000 shares; Dr. Avdalovic, 56,050 shares; Mr. Moore, 6,000 shares; Mr. Pigliucci, 16,000 shares; Ms. Fan, 28,248 shares; and Mr. Middleton, 71,750 shares.

(7) Includes shares described in note 6 above and 117,287 additional shares subject to outstanding stock options held by other executive officers of the Company that were exercisable on August 1, 2001 or could become exercisable within 60 days thereafter.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 2001, the Company's executive officers and directors complied with applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     Each Non-Employee Director received an annual fee of $16,500 in fiscal 2001 and $1,250 for each regularly scheduled meeting attended, including Audit Committee meetings, and $800 for every other meeting attended. A Non-Employee Director is defined as a director who is not an employee of the Company or any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code (any such corporation, an "Affiliate"), and has not been an employee of the Company or any Affiliate for all or part of the preceding fiscal year. The annual fee payable to Non-Employee Directors during fiscal 2002 will remain the same as in fiscal 2001.

     In addition, each Non-Employee Director is eligible for option grants under the Company's 1988 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan is administered by the Board. On the date of the annual meeting of stockholders, each member of the Board who is a Non-Employee Director, as defined above, is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 4,000 shares of Common Stock of the Company. Each person who is elected for the first time to be a Non-Employee Director is automatically granted an option to purchase 10,000 shares of the Common Stock of the Company. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in 25% increments each year beginning one year from the date of grant. The term of options granted under the Directors' Plan is five years from the date granted.

     During the last fiscal year, the Company granted options covering 16,000 shares to the Non-Employee Directors of the Company at a weighted average exercise price per share of $30.8125. Options to purchase 11,000 shares of Common Stock granted under the Directors' Plan were exercised during fiscal 2001, and the value realized upon exercise of such options was $128,625.

Compensation of Executive Officers

     The following table sets forth, for the fiscal years ended June 30, 2001, 2000, and 1999, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers at June 30, 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                                       Compensation
                                                                          Awards
                                                                          ------
                                                                    Number of Shares
                                          Annual Compensation        of Common Stock          All Other
Name and Principal Position        Year   Salary (1)  Bonus (2)     Underlying Options    Compensation (3)
---------------------------        ----   ----------  ---------     ------------------    ----------------
A. Blaine Bowman                   2001   $397,019    $163,974                --               $9,919
   President and                   2000    376,192     340,759 (4)       190,000                8,500
    Chief Executive Officer        1999    354,596     400,497 (4)            --                8,000

Barton Evans, Jr.                  2001   $295,327     $92,019            80,000               $9,919
   Executive Vice President and    2000    246,346     139,440            80,000                8,311
   Chief Operating Officer         1999    224,539     147,369                --                7,676

Nebojsa Avdalovic                  2001   $238,212     $46,185                --               $9,602
   Vice President                  2000    191,808      63,496            32,000                8,669
                                   1999    175,054      64,164                --                8,485

Der-Min Fan (5)                    2001   $200,004     $42,173                --               $9,547
   Vice President                  2000    150,087      34,928            37,200                7,504

Brent J. Middleton                 2001   $230,828     $65,822                                 $9,894
   Vice President                  2000    175,385      94,757            60,000                8,692
                                   1999    149,515      84,749                --                8,664

----------

(1) Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to the Company's 401(k) Plan.

(2)  Amounts shown include  amounts earned under the Company's  Employee  Profit
     Sharing  Plan and the  Management  Bonus Plan.  Under the  Employee  Profit
     Sharing Plan, amounts earned in fiscal years 2001, 2000, and 1999, respectively, were as follows: Mr. Bowman $38,974, $65,759 and $80,497; Mr. Evans $27,019, $35,440 and $39,369; Dr. Avdalovic $20,185, $23,496 and
     $25,164;  Mr. Middleton $20,822,  $24,757 and $24,749;  and Ms. Fan $17,173
     and $16,928. Under the Management Bonus Plan, amounts earned in fiscal years 2001, 2000 and 1999, respectively, were as follows: Mr. Bowman $125,000, $275,000 and $320,000; Mr. Evans $65,000, $104,000 and $108,000;
     Dr. Avdalovic $26,000, $40,000 and $39,000; Mr. Middleton $45,000 , $70,000
     and $60,000; and Ms. Fan $25,000 and $18,000.

(3)  Amounts shown include Company contributions to the Company's 401(k) Plan.

(4) Includes $150,000 and $220,000 deferred at the election of Mr. Bowman for fiscal 2000 and 1999, respectively, pursuant to the Company's compensation deferral plan established by the Company for Mr. Bowman.

(5) Ms. Fan became an executive officer of the Company in April 2000. Therefore, no amounts are shown for fiscal 1999.

Stock Option Grants and Exercises

     The Company grants options to its executive officers under the Dionex Corporation Stock Option Plan. As of June 30, 2001, options to purchase a total of 2,764,047 shares had been granted and were outstanding under the Plan and the Company's now-expired 1984 Supplemental Stock Option Plan. Options to purchase 1,306,908 shares remained available for grant under the Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants

                                    Number of
                                    Shares of   % of Total                             Potential Realizable
                                     Common       Options                                Value at Assumed
                                      Stock     Granted to   Exercise                  Annual Rates of Stock
                                   Underlying    Employees     Price                    Price Appreciation
                                     Options     in Fiscal      Per     Expiration      for Option Term (3)
             Name                  Granted (1)   Year (2)      Share       Date           5%          10%
             ----                  -----------   --------      -----       ----           --          ---
Mr. Bowman                              --          --           --          --           --           --
Mr. Evans                             80,000       47.0%      $33.50      1/17/11    $1,477,560   $3,639,300
                                        --          --           --          --           --           --
Dr. Avdalovic                           --          --           --          --           --           --
Dr. Fan                                 --          --           --          --           --           --
Mr. Middleton                           --          --           --          --           --           --
------------------------------------------------------------------------------------------------------------
All stockholders as a group (4)                                                         $419         $1,008
                                                                                       million       million

----------

(1) Consists of nonstatutory stock options to purchase 80,000 shares of Common Stock granted under the Plan. Each of such options has a ten-year term, subject to earlier termination upon death, disability or termination of employment, and vests over four years from the date of the grant. The exercise price of such options are equal to 100% of the fair market value of the Company's Common Stock at January 18, 2001, based on the closing sales price of the Common Stock as reported on the Nasdaq National Market for the business day prior to the date of grant. The Plan contains provisions permitting the Board to accelerate vesting of outstanding options. In addition, in the event of a dissolution or liquidation of the Company, a specified stockholder-approved merger or a sale of all or substantially all of the assets of the Company, to the extent permitted by law, vesting with respect to each outstanding option will automatically be accelerated, unless such options are either assumed by any successor corporation (or its parent corporation) or are otherwise replaced with comparable options to purchase shares of the capital stock of such successor corporation or parent thereof.

(2)  Based on 170,150 options granted to employees in fiscal 2001.

(3) In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for such options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant to the end of the option term (ten years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term at the appreciated stock price. For example, a stockholder who purchased one share of stock on January 18, 2001 at $33.50, held the stock for ten years (while the stock appreciated at 5% or 10% annual rate, respectively) and sold it on January 17, 2011, would have profits of $18.47 and $45.49, respectively, on his or her $33.50 investment. No gain to the optionee is possible unless the price of the Company's stock increases over the option term, benefiting all of the Company's stockholders. These amounts represent certain assumed rates of appreciation in accordance with the rules of the SEC and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock.

(4) These amounts represent the increase in the aggregate market value of the Common Stock outstanding as of January 18, 2001 (22,152,612 shares) assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers. These amounts do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                        Number of Shares of Common Stock     Value of Unexercised In-the-Money
                Number of Shares                        Underlying Unexercised Options at               Options at
                  Acquired On                                    Fiscal Year End                      Fiscal Year End
    Name            Exercise       Value Realized (1)     Exercisable/Unexercisable (2)        Exercisable/Unexercisable (3)
    ----            --------       ------------------     -----------------------------        -----------------------------
Mr. Bowman           95,000            $2,232,500                643,500/182,500                     $11,144,125/$543,125
Mr. Evans            60,000            $1,574,925                234,000/150,000                      $4,318,687/$161,562
Dr. Avdalovic            --                    --                 55,300/28,500                         $797,750/$68,812
Ms. Fan               8,300              $197,619                 26,374/29,526                         $273,796/$44,079
Mr. Middleton            --                                       70,500/52,500                        $813,438/$120,937

----------

(1) Represents the fair market value of the underlying shares on the date of exercise (based upon the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee) less the exercise price.

(2)  Includes   both   "in-the-money"   and   "out-of-the-money"   options.   An
     "in-the-money" option has an exercise price below the market price of the Common Stock on the last day of the fiscal year.

(3) Represents the fair market value of the underlying shares on the last day of the fiscal year ($33.25 based on the closing sales price of the Common Stock as reported on the Nasdaq National Market) less the exercise price.

                        COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee of the Board (the "Compensation Committee") consists of non-employee directors and establishes compensation policies and practices for the Company's Chief Executive Officer and its other executive officers. All compensation at the Company is based upon a sustained high level of individual performance and the Company's overall performance. The Compensation Committee provides direction and makes recommendations on all compensation matters relating to executive officers and other senior management employees, including stock option grants.

----------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Philosophy

     The goal of the compensation program is to tie compensation to the attainment of specific business and individual objectives, while providing compensation sufficient to attract, retain, motivate and reward executive officers and other key employees who contribute to the long-term success of the Company. In furtherance of these goals, annual base salaries are generally set at levels that take into account both competitive and performance factors. The Company also relies to a significant degree on annual longer-range incentive compensation in order to attract and motivate its executives. Incentive compensation is variable and is closely tied to corporate performance to encourage profitability growth and the enhancement of stockholder value. The Company's total compensation package, composed of base salary, bonus awards and stock option grants, is designed to be competitive with leading separations science and high technology companies with which the Company competes for employees.

Cash-Based Compensation

     Cash-based compensation paid to executive officers in fiscal 2001 consisted of base salary, including amounts received pursuant to the Company's Employee Profit Sharing Plan, and an annual incentive award under the Company's Management Bonus Plan. For fiscal 2001, in making its competitive analysis of cash-based executive compensation, the Compensation Committee reviewed surveys provided by Towers Perrin, Hewitt and Associates and the Western Management Group, all nationally recognized consulting organizations specializing in executive compensation, of compensation paid to executive officers of separations science and high technology companies. Generally, the Compensation Committee sets annual base salary levels and bonus amounts to provide for a total cash-based compensation that is within the second and third quartiles of compensation paid to executive officers of separations science and high technology companies with which the Company competes for talented executives.

     Base Salary

     The Compensation Committee annually reviews and adjusts each executive officer's base salary. To ensure retention of qualified management, the Compensation Committee generally targets base salaries paid to executive officers at competitive levels, based on the surveys described above. In addition, when reviewing base salaries, the Compensation Committee considers both qualitative and quantitative factors relating to individual and corporate performance, levels of responsibility, prior experience and breadth of knowledge. The Compensation Committee does not base its considerations on any single one of these factors nor does it specifically assign relative weights to factors. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. Generally, in determining salary adjustments for executive officers (other than the Chief Executive Officer), the Compensation Committee relies primarily on the evaluation and recommendations of Mr. Bowman.

     Employee Profit Sharing Plan

     The Company's Employee Profit Sharing Plan (the "EPSP") has been established to reward all North American full-time employees of the Company, including executive officers, for their contributions to the Company's profitability for any given year. The structure of the EPSP provides for the development of a compensation pool, the size of which is based on profits for a given year. In fiscal 2001, each eligible employee, including each of the executive officers, received pursuant to the EPSP an amount equal to 7.7 % of such employee's eligible compensation.

     Annual Incentive Award

     The Management Bonus Plan (the "MBP"), an annual incentive award plan, is the variable pay program for officers and other senior managers of the Company. The actual bonus award earned depends on the extent to which Company and individual performance objectives are achieved for any given year. Company objectives consist of achieving operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. The Company does not set any specific target levels of compensation nor does it base its bonus determinations on achievement of all criteria. At the end of each fiscal year, the Compensation Committee evaluates the degree to which the Company has met its goals in light of its historical and industry-wide performance. The Compensation Committee then determines individual awards under the MBP by evaluating each participant's contribution to the achievement of the Company's objectives and overall individual performance as well as by ensuring that bonus awards remain at competitive levels.

     Cash-based Compensation for Fiscal 2001

     The amount of the aggregate of Mr. Bowman's base salary and EPSP award for fiscal 2001, in addition to his annual bonus under the MBP, was in the first quartile compared to the surveyed group of leading separations science and high technology companies. Following a review of the above-described surveys, the Compensation Committee set Mr. Bowman's base annual salary for fiscal 2002 at $415,000, representing an increase of 4% over his base salary for fiscal 2001.

     In setting Mr. Bowman's base salary and amount of award under the MBP, the Compensation Committee took into account, in addition to competitive consideration, the Compensation Committee's evaluation of Mr. Bowman's contribution to the performance of the Company in fiscal 2001. In particular, the Compensation Committee took into consideration the Company's financial performance, including sales growth and profitability, as well as contributions by Mr. Bowman to achievements in strategic planning and positioning. The Compensation Committee also considered Mr. Bowman's leadership and experience in the separations science industry and the scope of Mr. Bowman's responsibility. As the result of this assessment, Mr. Bowman was awarded an annual bonus of $125,000.

     Similar competitive consideration and corporate and individual performance factors accounted for increases in base salaries and were taken into consideration in determining awards under the MBP for other executive officers for fiscal 2001. The percentage increase in base salaries of executive officers ranged from 2% to 25%. The executive officers received awards under the MBP ranging from 10 to 62% of their base salaries.

     Long-Term Incentives

     The Company utilizes a long-term incentive program, currently consisting of the Dionex Corporation Stock Option Plan (the "Plan") to further align the interests of stockholders and management by creating common incentives related to the possession by management of substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and invested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options. Additional long-term incentives are provided through the Company's Employee Stock Participation Plan in which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

     In fiscal 2001, Mr. Bowman was not granted any options, and other executive officers were granted options to purchase shares in amounts ranging from 20,000 to 80,000 shares.

     In fiscal 2000, Mr. Bowman was granted an option to purchase 190,000 shares and the other executive officers were granted options to purchase share in amounts ranging from 32,000 to 80,000 shares.

     Section 162(m) of the Code generally limits the Company's deduction, for federal income tax purposes, to no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has determined that stock options granted under the Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." In fiscal 1996, the Company's stockholders approved an amendment to the Plan that enables any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option that qualifies as "performance-based compensation" and thus be deductible by the Company without regard to the $1 million limit otherwise imposed by Code Section 162(m). The Compensation Committee believes that it is unlikely that compensation, excluding the value of any stock options granted under the Plan, paid to any Named Executive Officer in a taxable year which is subject to the limitation will exceed $1 million.

                                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                DAVID L. ANDERSON
                                JAMES F. BATTEY
                                B. J. MOORE
                                RICCARDO PIGLIUCCI

                      PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows total stockholder return for the Standard & Poor's 500 Stock Index, a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the "Peer Group")(2) and for the Company:

        COMPARISON OF FIVE-YEAR TOTAL CUMULATIVE RETURN ON INVESTMENT(3)

   THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL


                       1996      1997      1998      1999      2000      2001

Dionex Corporation     100.00    158.91    163.57    251.16    165.89    206.20

Industry Index         100.00    122.30    121.66    172.36    434.73    245.95

S&P 500 Index          100.00    120.46    159.68    223.77    336.71    186.46


----------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Upon written request of a stockholder, the Company will provide a list of companies comprising the Peer Group as well as the list of companies that were included in the prior year's Peer Group but are not included in this year's Peer Group because such companies are no longer listed under the SIC Code 3826 and companies that were not included in the prior year's Peer Group but are included in this year's Peer Group because such companies are currently, but were not in the prior year, listed under the SIC Code 3826.

(3) The total return on investment (change in year-end stock price plus reinvested dividends) for the Company, the Standard & Poor's 500 Stock Index and the Peer Group, based on June 30, 1996 = 100. In accordance with the rules of the SEC, the returns of companies comprising the Peer Group are weighted according to their respective stock market capitalization at the beginning of each period for which a return is indicated.

                                  OTHER MATTERS

     The Board does not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors


                                          CHRISTOPHER A. WESTOVER
                                          Secretary

September 17, 2001

                                                                      APPENDIX A

                               DIONEX CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                          ADOPTED AS OF APRIL 12, 2000

The Charter of the Audit Committee is established as follows:

Purpose:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Dionex Corporation, a Delaware corporation (the "Company"), will be to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

Composition:

     The Committee will be comprised of three or more members of the Board. Such members will meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Committee will be appointed by and serve at the discretion of the Board.

Functions and Authority:

     The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law and the rules and regulations of the Nasdaq Stock Market, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

     1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year. Such firm will be ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

     2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

     3.   To  evaluate,   together  with  the  Board,  the  performance  of  the
          independent auditors and, if so determined by the Committee, to recommend that the Board replace the independent auditors.

     4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

     5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

     6.   To  review,  with  the  senior  management  of  the  Company  and  the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

     7. To assist and interact with the independent auditors in order that they may carry out their duties in an efficient and cost-effective manner.

     8. To review, prior to the filing of the Company's Quarterly Report on Form 10-Q, the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim.

     9. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

     10. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

     11. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Committee, the independent auditors or senior management believe should be discussed privately with the Committee.

     12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     14. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

     15. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

     16. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

Meetings:

     The Committee will hold at least two regular meetings per year and additional meetings as the Committee deems appropriate. The President and Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where her, his or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports:

     Minutes of each meeting will be kept and promptly distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.

                                      PROXY

                               Dionex Corporation

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 2001



The undersigned hereby appoints A. Blaine Bowman and Craig A. McCollam, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dionex Corporation which theundersigned may be entitled to vote at the Annual Meeting of Stockholders of Dionex Corporation to be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California 94085 on October 26, 2001 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTE BY TELEPHONE
It's fast,  convenient,  and  immediate!
Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE
(1-877-779-8683).

Follow these four easy steps:

1.   Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.   Call the toll-free number
     1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET
It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.   Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.   Go to the Website http://www.eproxyvote.com/dnex

3. Enter your 14-digit Voter Control Number located on your proxy Card above your name.

4.   Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/dnex anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

/X/ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected. Nominees:

     (01) David L. Anderson, (02) James F. Battey,
     (03) A. Blaine Bowman, (04) B.J. Moore and (05) Riccardo Pigliucci.

FOR ALL NOMINEES / /

/ / WITHHELD FROM ALL NOMINEES

 / / --------------------------------------
To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) above.

2. To approve an amendment to the Dionex Corporation Stock Option Plan to increase the aggregate number of shares of Common Stock for issuance under the Plan by 1,000,000 shares.

/ /FOR   / /AGAINST   / /ABSTAIN

3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for its fiscal year ending June 30, 2002.

/ /FOR   / /AGAINST   / /ABSTAIN

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:_________ Date:_____ Signature:________ Date:_____